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                                                                    EXHIBIT 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re                                   :          Chapter 11
                                        :          Case Nos. 02-15749
ASIA GLOBAL CROSSING LTD., et al.,      :          through 02-15750 (SMB)
                                        :
                Debtors.                :         (Jointly Administered)
                                        :
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 ORDER PURSUANT TO SECTIONS 105(A), 363(B), (F) AND (M), 365 AND 1146(C) OF THE
BANKRUPTCY CODE AND FED. R. BANKR. P. 6004 AND 6006, (1) APPROVING THE TERMS AND
   CONDITIONS OF AGREEMENT PROVIDING FOR THE SALE OF SUBSTANTIALLY ALL OF THE
    DEBTOR'S ASSETS FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES AND OTHER INTERESTS, (2) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF
     RELATED EXECUTORY CONTRACTS, (3) AUTHORIZING DEBTOR TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED IN SALE AGREEMENT AND (4) DETERMINING THAT SALE IS
      EXEMPT FROM STAMP TAXES UNDER SECTION 1146(C) OF THE BANKRUPTCY CODE

         Upon the motion dated November 17, 2002 (the "SALE MOTION")1, of Asia Global Crossing Ltd. (the "COMPANY" or "AGCL"), as a debtor and debtor in possession (together with Asia Global Crossing Development Co., the "DEBTORS"), for an order (this "APPROVAL ORDER") pursuant to sections 105(a), 363(b), (f) and (m), 365 and 1146(c) of the title 11 of the United States Code (the "BANKRUPTCY CODE") and rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the "BANKRUPTCY RULES"), (a) approving (i) the terms and conditions of a certain Share and Asset Purchase Agreement dated as of November 17, 2002 (together with any and all exhibits, schedules, appendices and attachments thereto, and as amended in the manner summarized in a writing attached hereto as EXHIBIT A (the "SALE AGREEMENT AMENDMENT"), the "SALE AGREEMENT") between AGCL and Asia Netcom Corporation Limited ("ASIA NETCOM" or the "PURCHASER") providing for the sale (the "SALE") of substantially all of

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1  All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Bidding Procedures Order (as defined herein) and the Auction and Sale Hearing Notice annexed to the Bidding Procedures Order as "Exhibit A".


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AGCL's assets (as more particularly described in the Sale Agreement, the
"ACQUIRED ASSETS")2 to Asia Netcom3 free and clear of all claims (as defined in section 101(5) of the Bankruptcy Code) and any other interests, liens, mortgages, pledges, security interests, rights of first refusal, obligations and encumbrances of any kind whatsoever (collectively, the "ENCUMBRANCES"), and (ii) the assumption and assignment by AGCL to Asia Netcom of certain executory contracts and unexpired leases (as more specifically defined in the Sale Agreement, the "ASSIGNED AGC CONTRACTS")4, a copy of which Sale Agreement is annexed to the Sale Motion as "Exhibit A", (b) authorizing and directing AGCL to consummate the Sale and the transactions contemplated therein, as such transactions are more fully described in the Sale Motion and the Sale Agreement and (c) determining that the Sale is exempt, under section 1146(c) of the Bankruptcy Code, from any stamp, transfer, recording or similar tax as a sale in anticipation of a chapter 11 plan of reorganization; and the Court having entered an order dated December 10, 2002 (the "BIDDING PROCEDURES ORDER") (A) scheduling the Auction for the sale of the Acquired Assets free and clear of all Encumbrances, (B) approving bidding and auction procedures (the "BIDDING PROCEDURES") in connection with the Auction, (C) approving, (i) and authorizing and directing AGCL to pay to Asia Netcom, as the "stalking horse" bidder, a "break-up fee" (the "BREAK-UP FEE") and authorizing and directing AGCL to reimburse Asia Netcom for certain costs, fees and expenses (the "PURCHASER FEES AND EXPENSES REIMBURSEMENT") incurred and to be incurred by Asia Netcom in connection with the Chapter 11 Case, the Bermuda Case and the Sale, all as described more particularly in, and in accordance with the terms and conditions of, the Sale Agreement, (ii) the limited non-solicitation provisions set forth in Section 5.08 of the Sale

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2  For purposes of this Approval Order, the term "Acquired Assets" shall refer solely to assets being sold, assigned, transferred, conveyed and delivered to the Purchaser by AGCL, and shall not include or be deemed to include any assets that AGCL is causing to be sold, assigned, transferred, conveyed and delivered to the Purchaser by any direct or indirect subsidiary of AGCL pursuant to the Sale Agreement.

3 As set forth in Section 2.01(a) of the Sale Agreement, at the closing of the Sale of the Asia Netcom Transaction (as defined herein), AGCL "will sell assign, transfer, convey and deliver, or cause to be assigned, transferred, conveyed and delivered, to the Purchaser or to a wholly-owned subsidiary of the Purchaser (the "SINGAPORE-SUB")" the Acquired Assets. For purposes of simplification and convenience of reference, all references herein to the assignee and transferee of the Acquired Assets shall be to the Purchaser.

4 For the avoidance of doubt, the term "Assigned AGC Contracts shall not include the contracts (the "EXCLUDED CONTRACTS") deleted from Schedule 1.01(a) of the Sale Agreement pursuant to the Sale Agreement Amendment; provided that nothing contained in this Approval Order shall affect or limit in any way either AGCL's or the Purchaser's rights with respect to any of the Excluded Contracts pursuant to Section 8.02(e) of the Sale Agreement.


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Agreement (the "LIMITED NON-SOLICITATION PROVISIONS"), and (iii) the termination provisions set forth in Article X of the Sale Agreement (the "TERMINATION PROVISIONS") (the Break-up Fee, the Purchaser Fees and Expenses Reimbursement, the Limited Non-Solicitation Provisions and the Termination Provisions, collectively, are the "BID PROTECTIONS"), (D) approving the procedures (the
"CURE AMOUNT PROCEDURES") to determine the amounts (the "CURE AMOUNTS") necessary to cure defaults, if any, under the Assigned AGC Contracts in accordance with section 365(b) of the Bankruptcy Code, (E) approving the form, manner and scope of notice of the Auction, the Bidding Procedures, the Bid Protections, the Cure Amount Procedures, the Sale Motion, the Sale Motion Objection Deadline (as defined herein) and the ultimate hearing (the "SALE HEARING") to consider the Sale Motion, (F) setting a deadline (the "SALE MOTION OBJECTION DEADLINE") for filing objections to the Sale Motion, and (G) setting a date and time for the Sale Hearing; and the Sale Hearing having been held before this Court on January 28, 2003, at which time parties in interest were afforded an opportunity to be heard; and upon the Sale Motion and the record of the Sale Hearing and all of the proceedings had before this Court and the evidence received in connection therewith; and it appearing that an order authorizing the relief requested in the Sale Motion is in the best interests of AGCL, its estate and parties in interest; and after due deliberation and sufficient cause appearing therefor, it is hereby

         FOUND AND DETERMINED THAT:

      A. On November 17, 2002 (the "PETITION DATE"), the Debtors each filed a voluntary petition for relief with this Court under chapter 11 of the Bankruptcy Code. The Debtors' chapter 11 cases have been procedurally consolidated for administrative purposes. Each of the Debtors is continuing in possession of its property, and operating and managing its business, as a debtor-in-possession, pursuant to sections 1107 and 1108 of the Bankruptcy Code.

      B. The Court has jurisdiction over this matter and over the property of the Debtors and their bankruptcy estates pursuant to 28 U.S.C. SectionSection 1334 and 157(a). This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(A), (N) and (O). The statutory predicates for the relief granted herein are sections 105(a), 363(b), 365(a), 365(b), 365(f), 365(k) and 1146(c)
of the Bankruptcy Code, Bankruptcy Rules 6004 and 6006 and the Bidding Procedures Order.


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      C.    Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

      D. Proper and timely notice of the Bidding Procedures Order, the Auction, the Bidding Procedures, the Bid Protections, the Cure Amount Procedures, the Sale Motion, the Sale Motion Objection Deadline and the Sale Hearing was provided to all parties entitled thereto in the manner and otherwise in accordance with the Bidding Procedures Order and the Bankruptcy Rules, as evidenced by the affidavits and certificates of service and publication filed with this Court. Such notice constitutes good and sufficient notice of the Bidding Procedures Order, the Auction, the Bidding Procedures, the Bid Protections, the Cure Amount Procedures, the Sale Motion, the Sale Motion Objection Deadline and the Sale Hearing in view of all relevant circumstances, and no other or further notice of the Bidding Procedures Order, the Bidding Procedures, the Bid Protections, the Auction, the Cure Amount Procedures, the Sale Motion, the Sale Motion Objection Deadline, the Sale Hearing or entry of this Approval Order is or shall be required.

      E. A reasonable opportunity to object or be heard regarding the relief requested in the Sale Motion has been afforded to all interested persons and entities, including (i) the Office of the United States Trustee for the Southern District of New York (the "U.S. TRUSTEE"), (ii) the Joint Provisional Liquidators (the "JPLS") of AGCL appointed by the Supreme Court of Bermuda in the Bermuda Case, (iii) the attorneys for the Ad Hoc Committee, (iv) all non-debtor counterparties (the "ASSIGNED AGC CONTRACT COUNTERPARTIES") to the Assigned AGC Contracts, (v) the attorneys for the official committee of unsecured creditors (the "CREDITORS' COMMITTEE") appointed in the Chapter 11 Case on December 2, 2002, (vi) all parties who have delivered to Lazard Freres & Co. LLC during 2002 written expressions of interest in acquiring,


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or offers to acquire, the Acquired Assets, (vii) the Securities and Exchange
Commission, 233 Broadway, New York, New York 10279, Attn: Regional Director,
(viii) the Internal Revenue Service, 290 Broadway, New York, New York 10007,
Attn: District Director, (ix) all appropriate federal, state and local taxing authorities, (x) all known persons holding a lien on any of the Acquired Assets,
(xi) counsel to Global Crossing Ltd. ("GLOBAL CROSSING"), (xii) Microsoft Corporation, (xiii) Softbank Corp., (xiv) all non-debtor parties to the Assumed Liabilities (exclusive of Liabilities of the Acquired Subsidiaries (each as defined in the Sale Agreement)) and (xv) all parties having filed in the Chapter 11 Case a notice of appearance or a request for notices pursuant to Bankruptcy Rule 2002.

      F.    Intentionally omitted.

      G. The Sale, including, without limitation, the assumption and assignment to the Purchaser of the Assigned AGC Contracts, reflect the exercise of AGCL's sound business judgment consistent with its fiduciary duties.

      H. Approval of the Sale Agreement, the Sale and the consummation of the Sale is in the best interests of AGCL, its estate and parties in interest. Both
(i) good and sufficient business justification and (ii) compelling circumstances for consummating the Sale outside of a plan of reorganization pursuant to sections 105(a), 363(b), 365(a), 365(b), 365(f), 365(k) and 1146(c) of the
Bankruptcy Code have been established, in that, among other things:

            (1) Industrywide overcapacity and lagging demand have contributed to a dramatic slowdown in the sale of "indefeasible rights of use", which, historically, have been the Company's most significant source of cash proceeds from sales, thereby severely impairing the Company's liquidity.

            (2) The Company's liquidity constraints were exacerbated further when, in December 2001, Global Crossing refused to honor its obligations under a $400 million


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subordinated standby credit facility (the "GX CREDIT FACILITY") that it had made available to AGCL in connection with AGCL's placement of $408 million principal amount of Senior Notes in October 2000.

            (3) The Company, in the exercise of its sound business judgment, has determined that, (i) due to the current slowdown affecting the telecommunications sector, the Company lacks the ability to avail itself of the capital markets as a means of addressing its liquidity constraints, (ii) the Company's liquidity "runway" extends only through approximately the end of the first quarter of 2003, rendering a stand-alone business plan infeasible, and
(iii) unless a sale to the Purchaser is concluded expeditiously as provided for in the Sale Motion and under the Sale Agreement, the value of the Acquired Assets may decline, and AGCL, its estate and its creditors may realize less value for the Acquired Assets.

            (4) Given these circumstances, the Purchaser is only willing to proceed to acquire the Acquired Assets if the Sale can be considered and approved by the Bankruptcy Court expeditiously. The timing of this Court's consideration and approval of the Sale is of such importance that the Purchaser could have terminated the Sale Agreement if the Bidding Procedures Order had not been entered by December 17, 2002, and the Purchaser may elect to terminate the Sale Agreement if this Approval Order is not entered by January 31, 2003.

            (5) As demonstrated by the evidence presented in support of the Sale Motion and at the Sale Hearing, the Company diligently and in good faith marketed the Acquired Assets to secure the highest and best offer therefor. In addition, the Company (or its agents) mailed the Bidding Procedures Order, the Sale Motion (including the Sale Agreement) and the form of notice of the Auction and the Sale Hearing substantially in the form of "Exhibit A" to the Bidding Procedures Order (the "AUCTION AND SALE HEARING Notice") on December 12-13, 2002 to, among other parties, each of the entities that had delivered to Lazard Freres & Co. LLC during 2002 written expressions of interest in acquiring, or offers to acquire, the Acquired Assets, and, at least seven (7) days prior to the scheduled date for the Auction, published a notice substantially in the form of "Exhibit C" to the Bidding Procedures Order (the "PUBLICATION NOTICE") in the global editions of The Wall Street Journal and The Asian Wall Street Journal. The terms and conditions set forth in the Sale Agreement, and the transfer to the Purchaser of the Acquired Assets and the Assigned AGC Contracts pursuant thereto, represent fair and reasonable consideration and constitute the highest and best offer obtainable for the Acquired Assets.

            (6) A sale of the Acquired Assets at this time to the Purchaser pursuant to section 363(b) of the Bankruptcy Code is the only viable alternative to preserve the value of the Acquired Assets and maximize AGCL's estate for the benefit of all constituencies. Delaying approval of the Sale may result in the Purchaser's termination of the Sale Agreement and result in an alternative outcome that will achieve far less value for creditors.

            (7) Except as otherwise provided in this Approval Order, the assets remaining in AGCL's estate following consummation of the Sale will be distributed to AGCL's administrative and general unsecured creditors under the terms of a confirmed chapter 11 plan of reorganization.


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      I.    No Competing Bid was submitted in respect of the Acquired Assets by the Bid Deadline. Accordingly, in accordance with the Bidding Procedures Order, the Auction was not held.

      J. The terms and conditions of the Sale Agreement are fair and reasonable. The Purchase Price (as defined in the Sale Agreement) under the Sale Agreement (i) represents the highest and best offer for the Acquired Assets,
(ii) is fair and reasonable, (iii) will provide a greater recovery for AGCL's creditors than would be provided by any other practical, available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

      K. The Purchaser has provided adequate assurance of its future performance under the Assigned AGC Contracts within the meaning of sections 365(b)(1)(C) (to the extent applicable) and 365(f)(2)(B) of the Bankruptcy Code.

      L. The assumption and assignment of the Assigned AGC Contracts pursuant to the Sale Agreement are in the best interests of AGCL, its estate and its creditors.

      M. The Sale Agreement was negotiated, proposed and entered into by the parties without collusion, in good faith, and from arm's length bargaining positions. The Purchaser is purchasing the Acquired Assets in good faith and, as such, is entitled to the protections afforded by section 363(m) of the Bankruptcy Code. Neither AGCL nor the Purchaser has engaged in any conduct that would cause or permit the Sale Agreement and the transactions contemplated thereby to be avoided under section 363(n) of the Bankruptcy Code.


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      N.    Subject to the provisions of paragraphs 31, 32 and 33 hereof, the transfer and assignment of the Acquired Assets, including, without limitation, the Assigned AGC Contracts, to the Purchaser pursuant to the Sale Agreement are or will be legal, valid and effective transfers and assignments to the Purchaser of property or rights in or to the Acquired Assets, and, except as provided in the Sale Agreement, vest or will vest the Purchaser with all right, title and interest of AGCL in and to the Acquired Assets, including the Assigned AGC Contracts, free and clear of all Encumbrances (other than the Permitted Encumbrances and the Assumed Liabilities (each as defined in the Sale Agreement)) under section 363(f) of the Bankruptcy Code.

      O. Except as provided in the Sale Agreement or this Approval Order, consummation of the Sale does not and will not subject the Purchaser to any Encumbrances, existing as of the date hereof or hereafter arising, of or against the Debtors, any affiliate of AGCL, or any other person by reason of such transfer and assignment under the laws of the United States, any state, territory or possession applicable to such transactions; provided, however, that the Purchaser shall be liable to pay, perform and discharge the Assumed Liabilities as provided in the Sale Agreement.

      P. The Purchaser would not have entered into the Sale Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting AGCL, its estate and its creditors, if the sale of the Acquired Assets to the Purchaser were not free and clear of all Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities), or if Purchaser would, or in the future could, be liable for any Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities).


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      Q.    AGCL may sell the Acquired Assets free and clear of all Encumbrances
(other than Permitted Encumbrances and Assumed Liabilities) because, in each case, one or more of the standards set forth in 11 U.S.C.Section363(f)(1)-(5) has been satisfied. Those holders of Encumbrances who did not object, or who withdrew their objections, to the Sale or the Sale Motion are deemed to have consented pursuant to 11 U.S.C.Section363(f)(2). Those holders of Encumbrances who did object fall within one or more of the other subsections of 11 U.S.C.Section363(f).

      R. The sale of the Acquired Assets to the Purchaser is a prerequisite to, and is necessary and essential to, AGCL's ability to propose, confirm and consummate a liquidating plan of reorganization. The Sale is a sale in contemplation of such liquidating plan of reorganization and, accordingly, upon confirmation of such liquidating plan of reorganization, shall be deemed a transfer pursuant to 11 U.S.C. Section 1146(c), which shall not be taxed under any law imposing a stamp tax or similar tax.

      S. AGCL has demonstrated that (i) it is an exercise of its sound business judgment to assume the Assigned AGC Contracts and assign the Assigned AGC Contracts to the Purchaser in connection with the consummation of the Sale, and (ii) the assumption and assignment of the Assigned AGC Contracts is in the best interests of AGCL, its estate and its creditors. The Assigned AGC Contracts being assigned to, and the liabilities thereunder being assumed by, the Purchaser are an integral part of the Acquired Assets and, accordingly, such assignment and assumption are reasonable, enhance the value of AGCL's estate and do not constitute unfair discrimination.


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      T.    The payment of the Cure Amounts (as set forth in the Cure Amount
Procedures Notice) shall be deemed sufficient in all respects (i) to cure defaults, if any, existing prior to the date hereof under any of the Assigned AGC Contracts, within the meaning of section 365(b)(1)(A) of the Bankruptcy Code and (ii) to provide compensation or adequate assurance of compensation to any Assigned AGC Contract Counterparty for any actual pecuniary loss to such Assigned AGC Contract Counterparty resulting from a default prior to the date hereof under any of the Assigned AGC Contracts, within the meaning of section 365(b)(1)(B) of the Bankruptcy Code, and the Purchaser has provided adequate assurance of future performance of and under the Assigned AGC Contracts, within the meaning of section 365(b)(1)(C) of the Bankruptcy Code.

      U. The relief requested in the Sale Motion is in the best interests of AGCL, its estate and parties in interest.

            NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

            1. The Sale Motion is granted in its entirety, and the Sale and all other transactions contemplated under the Sale Agreement are hereby approved.

            2. All objections, if any, to the Sale, the Sale Motion or the relief requested therein, or the assumption by AGCL, and the assignment by AGCL to the Purchaser, of the Assigned AGC Contracts that have not been withdrawn, waived or settled, and all reservations of rights set forth therein, are hereby overruled on the merits.

                         APPROVAL OF THE SALE AGREEMENT

            3. The terms and conditions of the Sale Agreement and the Sale, including, without limitation, (i) the sale of the Acquired Assets to the Purchaser, (ii) the assumption by AGCL and the assignment to the Purchaser of the Assigned AGC Contracts, and (iii) the


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assumption by the Purchaser of the Assumed Liabilities, hereby are authorized and approved in all respects, pursuant to sections 105(a), 363(b), 365(a), 365(b), 365(f) and 365(k) of the Bankruptcy Code.

            4. Pursuant to sections 363(b) and 365(a) of the Bankruptcy Code, AGCL is hereby authorized, directed and empowered to assume fully, perform under, consummate and implement the Sale Agreement, together with any and all additional instruments and documents, including without limitation, the Ancillary Agreements (as defined in the Sale Agreement), that reasonably may be necessary or desirable to implement the Sale Agreement and consummate the Sale, and to take all further actions as may reasonably be requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to the Purchaser's possession any or all of the Acquired Assets, including the Assigned AGC Contracts and the Assumed Liabilities, or as may be necessary or appropriate to the performance of AGCL's obligations as contemplated by the Sale Agreement.


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                           TRANSFER OF ACQUIRED ASSETS

            5. Except as provided in the Sale Agreement, pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, effective upon the consummation of the transactions contemplated by the Sale Agreement, the Acquired Assets shall be transferred and assigned to the Purchaser free and clear of any and all Encumbrances, other than Permitted Encumbrances and the Assumed Liabilities, with all such Encumbrances to attach to the net proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have as against the Acquired Assets, all subject to the rights, claims, defenses and objections, if any, of AGCL and all interested parties with respect to such Encumbrances.

            6. Subject (with respect to any law imposing a stamp or similar tax) to the confirmation of a liquidating plan of reorganization in the Chapter 11 Case, and, except as expressly permitted or otherwise specifically provided by the Sale Agreement or this Approval Order (including, without limitation, paragraph 32 hereof), all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities) against or in AGCL or the Acquired Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated) arising under or out of, in connection with, or in any way relating to, AGCL, the Acquired Assets, the operation of AGCL's business prior to the Closing Date (as defined in the Sale Agreement) or the transfer of the Acquired Assets to the Purchaser, hereby are forever barred, estopped, and permanently enjoined from asserting against the Purchaser or its successors or assigns, their property, or the Acquired Assets, such persons' or entities' respective Encumbrances. Nothing herein shall affect the rights of any taxing authority


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to assert a claim under applicable law for stamp taxes or similar taxes in the event that a liquidating plan of reorganization is not confirmed in the Chapter 11 Case.

            7. The transfer of the Acquired Assets to the Purchaser pursuant to the Sale Agreement constitutes a legal, valid and effective transfer of the Acquired Assets and shall vest the Purchaser with all right, title, and interest of AGCL in and to all Acquired Assets free and clear of all Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities).

               ASSUMPTION AND ASSIGNMENT OF ASSIGNED AGC CONTRACTS

            8. AGCL hereby is authorized, pursuant to sections 365(a), 365(b) and 365(f) of the Bankruptcy Code, to (a) assume the Assigned AGC Contracts (excluding the GX Contracts (as defined herein)) and assign the Assigned AGC Contracts (excluding the GX Contracts) to the Purchaser, effective upon the Closing (as defined in the Sale Agreement), free and clear of any and all Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities) and
(b) execute and deliver to the Purchaser such documents or other instruments as may be necessary to transfer and assign to the Purchaser, and cause the Purchaser to assume, the Assigned AGC Contracts (excluding the GX Contracts).

            9. AGCL hereby is authorized, pursuant to sections 365(a), 365(b) and 365(f) of the Bankruptcy Code, to (a) assume the Assigned AGC Contracts that are identified, respectively, as items numbered, respectively, 26, 32(a), 32(b), 32(d), 32(e), 32(f), 32(h), 32(i) and 32(j) (collectively, the "GX CONTRACTS") in Schedule 1.01(a) of the Sale Agreement (as amended by the Sale Agreement Amendment), to the extent, if any, that AGCL has rights and duties under the GX Contracts, and assign the GX Contracts to the Purchaser, to the extent that the GX Contracts are hereby authorized to be assumed, effective upon the Closing (as defined in the Sale Agreement), free and clear of any and all Encumbrances (other than Permitted


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Encumbrances and the Assumed Liabilities) and (b) execute and deliver to the
Purchaser such documents or other instruments as may be necessary to transfer and assign to the Purchaser, and cause the Purchaser to assume, the GX Contracts to the extent of AGCL's rights and duties, if any, thereunder. Nothing herein shall be deemed to constitute a finding or determination by the Court that AGCL has, or does not have, rights or duties under the GX Contracts.

            10. Pursuant to section 365(k) of the Bankruptcy Code, upon assignment by AGCL to the Purchaser of the Assigned AGC Contracts at the Closing, AGCL shall be relieved from any liability for any breach of such Assigned AGC Contracts occurring after such assignment.

            11. The Assigned AGC Contracts shall be transferred to, and remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assigned AGC Contract (including those of the type described in section 365(f)(3) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer.

            12. Pursuant to the terms of the Sale Agreement and consistent with the requirements of sections 365(b) and 365(f) of the Bankruptcy Code, AGCL is hereby authorized and directed to pay, at the Closing of the Sale, or as soon thereafter as is practicable or as otherwise ordered by the Court, the Cure Amounts, if any, set forth in the Cure Amount Procedures Notice with respect to each Assigned AGC Contract, and upon such payment, all defaults or other obligations of AGCL under the Assigned AGC Contracts existing prior to the date of this Approval Order (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy
Code) shall be deemed in


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all respects cured by AGCL, and the Purchaser shall have no liability or obligation in respect of such defaults or obligations, except as otherwise expressly provided in the Sale Agreement or as agreed between the Purchaser and any Assigned AGC Contract Counterparty.

            13. Each Assigned AGC Contract Counterparty hereby is forever barred, estopped, and permanently enjoined from asserting against AGCL, the Purchaser, or the property of either of them, any default arising under an Assigned AGC Contract and existing as of the date of the this Approval Order or, against the Purchaser, any counterclaim, defense, setoff or any other claim asserted or assertable against AGCL.

            14. The failure of AGCL or the Purchaser to enforce at any time one or more terms or conditions of any Assigned AGC Contract shall not be a waiver of such terms or conditions or of AGCL's and the Purchaser's rights to enforce every term and condition of the Assigned AGC Contracts.

                              ADDITIONAL PROVISIONS

            15.   Intentionally omitted.

            16. The consideration provided by the Purchaser for the Acquired Assets under the Sale Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

            17. On the Closing Date, each creditor of AGCL holding an Encumbrance is authorized and directed to execute such documents and take all other actions as may be necessary to release its Encumbrances (other than Permitted Encumbrances and Assumed

Liabilities) in the Acquired Assets, if any, as such Encumbrances may have been recorded or may otherwise exist.

            18. This Approval Order is and shall be (a) effective as a determination that, effective on the Closing Date, (i) all Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities) affecting the Acquired Assets prior to the Closing Date unconditionally have been released, discharged and terminated, and (ii) the transfer and assignment of the Acquired Assets has been effected and (b) binding upon and govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Acquired Assets. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Sale Agreement.

            19. If any person or entity that has filed financing statements or other documents or agreements evidencing Encumbrances in the Acquired Assets shall not have delivered to AGCL prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction or releases in respect of all Encumbrances (other than Permitted Encumbrances and Assumed Liabilities) which such person or entity has with respect to the Acquired Assets, AGCL hereby is authorized to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Acquired Assets.

            20. All entities who are presently, or on the Closing Date may be, in possession of any of the Acquired Assets are hereby directed to surrender possession of such Acquired Assets to the Purchaser on the Closing Date, except
(a) as otherwise expressly contemplated under the Vendor Contracts (as defined in the Sale Agreement) or (b) to the extent that a possessory interest in an Acquired Asset held by any entity other than AGCL or any Acquired Subsidiaries (as defined in the Sale Agreement) exists as of the Closing Date (which possessory interest itself is not an Acquired Asset).

            21. Except as otherwise expressly set forth in the Sale Agreement, the Ancillary Agreements (and any and all other documents and agreements executed in connection with the Sale Agreement) and this Approval Order (including, without limitation, paragraph 32 hereof), the Purchaser shall not have any liability or responsibility for any obligation of, or claim against, AGCL arising under or related to the Acquired Assets arising prior to the Closing Date. Without limiting the generality of the foregoing, except as otherwise expressly set forth in the Sale Agreement, the Ancillary Agreements (and any and all other documents and agreements executed in connection with the Sale Agreement) and this Approval Order, the Purchaser shall not be liable for any claims against AGCL or any of its predecessors or affiliates, and the Purchaser shall not have any successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, with respect to AGCL or any obligations of AGCL arising prior to the Closing Date, including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of AGCL's business prior to the Closing Date.

            22. Other than with respect to Permitted Encumbrances and the Assumed Liabilities, (a) under no circumstances shall the Purchaser be deemed a successor of or to AGCL for any Encumbrance against or in AGCL or the Acquired Assets of any kind or nature whatsoever; and (b) following the Closing Date, no holder of an Encumbrance against or in AGCL or the Acquired Assets shall interfere with the Purchaser's title to or use and enjoyment of the Acquired Assets based on or related to such Encumbrance or any actions that AGCL may take in its chapter 11 case.

            23. Amounts, if any, that become payable by AGCL to the Purchaser pursuant to Section 11.02 of the Sale Agreement shall constitute an administrative expense of AGCL's bankruptcy estate.

            24. The Court retains jurisdiction (i) to enforce and implement the terms and provisions of the Sale Agreement, all amendments thereto authorized by this Approval Order, any waivers and consents thereunder, and of each of the agreements, documents and instruments executed in connection therewith, including, without limitation, the Ancillary Agreements, (ii) to compel delivery of the Acquired Assets to the Purchaser, (iii) to compel delivery of the Purchase Price to AGCL under the Sale Agreement, (iv) to resolve any disputes, controversies or claims arising out of or relating to the Sale Agreement and (v) to interpret, implement and enforce the provisions of this Approval Order.

            25. The Purchaser is a purchaser in good faith of the Acquired Assets. Accordingly, in the absence of a stay pending appeal, if the Purchaser consummates the Asia

Netcom Transaction at any time after entry of this Approval Order, the Purchaser shall be entitled to the protections of section 363(m) of the Bankruptcy Code with respect to the Sale if this Approval Order or any authorization contained herein is reversed or modified on appeal.

            26. The terms and provisions of the Sale Agreement, together with the terms and provisions of this Approval Order, shall be binding in all respects upon AGCL, the Purchaser and their respective affiliates, successors and assigns, including, without limitation, any trustee or examiner appointed in AGCL's chapter 11 case or any case under chapter 7 of the Bankruptcy Code to which AGCL's chapter 11 case may be converted, any affected third parties, including, without limitation, the Assigned AGC Contract Counterparties and all non-debtor parties to the Assumed Liabilities, and all persons asserting a claim against or interest in AGCL's estate or any of the Acquired Assets.

            27. The failure specifically to include any particular provisions of the Sale Agreement in this Approval Order shall not diminish or impair the efficacy of such provisions, it being the intent of the Court that the Sale Agreement be authorized and approved in its entirety.

            28. The Sale Agreement and any related agreements, documents or other instruments, including, without limitation, the Ancillary Agreements, may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement has no material adverse effect on AGCL's estate or its creditors, and provided further that AGCL shall, within one (1) business day of the execution thereof, deliver by electronic transmission or telecopier a copy of any such modification, amendment or supplement to (i) counsel for the Creditors'

Committee, and (ii) any other creditor or party in interest whose interests are directly affected thereby.

            29. Nothing contained in any subsequent order of the Court, or in any plan of reorganization or any order of this Court confirming such plan in AGCL's chapter 11 case, shall conflict with or impair the provisions of the Sale Agreement or the terms of this Approval Order.

            30. In accordance with sections 105(a) and 1146(c) of the Bankruptcy Code, and subject to the confirmation of a liquidating plan of reorganization in the Chapter 11 Case, the transfer of the Acquired Assets to the Purchaser shall not be subject to taxation under any state or local law imposing a stamp, transfer or similar tax.

            31. The Court makes no determination concerning the rights and duties, if any, of PC Landing Corp., Pacific Crossing, Ltd., Pacific Crossing UK, Ltd., PCL Japan, Ltd. or SCS Bermuda, Ltd. (collectively, the "PACIFIC CROSSING ENTITIES") or the Assigned AGC Counterparties under the Assigned AGC Contracts following the Closing.

            32. The Court makes no determination concerning the ownership interests in the four (4) cable landing stations, and the real and personal property interests associated therewith, used in connection with the operation of PC-1 and located, respectively, in Ajiguara, Japan, Shima, Japan, Grover Beach, California and Harbour Pointe, Washington. For the avoidance of doubt, neither AGCL nor any of its Subsidiaries (as defined in the Sale Agreement) is transferring or seeking approval to transfer, pursuant to this Approval Order, the Sale Agreement and the Ancillary Documents, property interests owned by the Pacific Crossing Entities. It is recognized that certain subsidiaries, the equity interests in which are being directly or indirectly acquired by Asia Netcom pursuant to the Sale Agreement, claim to own rights and interests in the Shima, Japan cable landing station.

            33. The Court makes no determination concerning (a) the purported obligation, if any, of the Pacific Crossing Entities, or any of them, to provide, (b) the purported rights of AGCL or any of its Subsidiaries to use, or
(c) the purported interests of AGCL or any of its Subsidiaries in, capacity on PC-1 under or in connection with one or more of the Assigned AGC Contracts.

            34. Pursuant to Bankruptcy Rules 6004(g) and 6006(d), this Approval Order shall be effective and enforceable immediately upon entry.

                                   Article I

Dated:  New York, New York
        January __, 2003

                                           -------------------------------------
                                           CHIEF UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT A

                     SUMMARY OF AMENDMENTS TO SALE AGREEMENT

        AGREED AMENDMENTS TO SHARE AND ASSET PURCHASE AGREEMENT ("SAPA")
                                AND RELATED ITEMS

1. Amendments to SAPA. Following discussions between ANC and AGC the SAPA shall be amended as follows:


(a) Schedule 1.01(a) Assigned AGC Contracts be amended by deleting the Network Agreement dated January 12, 2002, referred to in number 29 (the "Network Agreement"), and Schedule 2.02(b) Excluded Liabilities be amended by adding the Network Agreement as a new number 33;

(b) Schedule 1.01(a) Assigned AGC Contracts be amended by deleting the Letter Agreement dated January 17, 2002, referred to in number 30 (the "Letter Agreement"), and Schedule 2.02(b) Excluded Liabilities be amended by adding the Letter Agreement as a new number 34;

(c) Schedule 1.01(a) Assigned AGC Contracts be amended (i) by deleting the (A) capacity contracts (the "Capacity Contracts") referred to in numbers 32(c) and 32(g), (B) the intercreditor agreement referred to in number 9, and
      (C) the memorandum of understanding (the "Memorandum of Understanding") referred to in number 19, and (ii) Schedule 2.02(b) Excluded Liabilities be amended by adding (A) as new numbers 35(a) and 35(b) the Capacity Contracts, and (B) as new number 36 the Memorandum of Understanding;

(d) Schedule 1.01(a) Assigned AGC Contracts be amended by deleting the heading in number 32 and replacing it with the following:


      "32. Obligations of Asia Global Crossing Ltd., if any, to provide capacity or other services in Asia and the corresponding right of Asia Global Crossing Ltd., if any, to receive payment under the agreements listed below:"

(e) Section 2.03 be amended to (i) allocate a portion of the Purchase Price to the Acquired Subsidiaries for the purpose of determining any applicable transfer tax and (ii) delete the number "$81,200,000" and replace it with "provided the Closing Date shall be on or prior to March 31, 2003, $89,800,000 plus the Incremental Amount";

(f) Attachment A Shares and Acquired Subsidiaries to Schedule 2.01(a) Acquired Assets be amended and restated in its entirety to (x) include Asia Global Crossing China Holdings Limited [3130], and (y) exclude AGC Ireland [3126] ("AGC Ireland") as an Acquired Subsidiary;

(g) Section 10.01(b) of the SAPA be amended by deleting the words "January 31," and replacing them with the words "March 10,";

(h) The table that appears in Section 3.19(a) of the Disclosure Schedule on pp. 103-112 of the Disclosure Schedule be amended and restated in its entirety to correct information previously provided;

(i) Portions of Sections 3.10(a) and (e) of the Disclosure Schedule be amended and restated in their entirety to correct information previously provided;

(j)   A new Section 5.16 AGC Ireland be inserted to read as follows:


      "The Seller undertakes to use commercially reasonable efforts to cause Asia Global Crossing Ireland Limited ("AGC Ireland") to effect the transfer or assignment of all of AGC Ireland's rights and obligations under the Capacity Purchase Agreement dated June 26, 2001 between DACOM Corporation and AGC Ireland ("DACOM Capacity Contract") to the Purchaser, provided that, it is hereby expressly understood that AGC Ireland shall have no obligation to transfer or assign the DACOM Capacity Contract unless, in the reasonable judgment of the board of AGC Ireland, fair consideration is paid by the Purchaser for such transfer or assignment."

(k) Section 1.01 Definitions "Distribution Amount" as amended by the hearing on December 6, 2002 in the United States Bankruptcy Court of the Southern District of New York be further amended by replacing it with:

      ""Distribution Amount" shall mean, provided the Closing Date shall be on or prior to March 31, 2003, an amount equal to the sum of $89,800,000 and the Incremental Amount."

(l) Section 1.01 Definitions be amended by inserting new definitions as follows:

            (i) ""Allowed Priority Claim" means a Claim (including an administrative expense) allowed in the Chapter 11 Case having priority over Allowed Unsecured Claims and remaining outstanding as of the Closing Date."

            (ii) ""Allowed Unsecured Claim" means an unsecured Claim allowed in the Chapter 11 Case under Section 502 of the Bankruptcy Code."

            (iii) ""Distribution Percentage" means, with respect to any Allowed
                  Unsecured Claim, the percentage recovery resulting from the pro rata sharing among holders of all Allowed Unsecured Claims of the amount derived from subtracting the aggregate amount of Allowed Priority Claims from the Distribution Amount."

            (iv) ""Incremental Amount" means an amount necessary to effect a Distribution Percentage that is equal to the Distribution Percentage that would otherwise have been realized by holders of Allowed Unsecured Claims but for the incurrence of additional Allowed Unsecured Claims and additional Allowed Priority Claims as a result of (a) claims that would result from the deletion of and/or the rejection of and/or the failure to assume the liabilities under the contracts (the "HGC Contracts") referred to in numbers 29 and 30 of Schedule 1.01(a) AGC Assigned Contracts, and (b) the deletion of AGC Ireland [3126] from Attachment A Shares and Acquired Subsidiaries to Schedule 2.01(a) Acquired Assets."

(m) A new Section 2.08 Escrow Account be inserted to provide for an amount (which shall be agreed in good faith among ANC, AGC, Hutchison Global Crossing Investments Ltd. ("HGC") (as to the HGC contracts) and the Creditors' Committee and shall represent the parties' reasonable estimate of the amount necessary to ensure that the Distribution Amount (as amended, including the Incremental Amount) shall be available for distribution to holders of Allowed Unsecured Claims) to be placed in an escrow account by ANC seven (7) business days prior to the Closing. In the event the parties cannot agree as to the amount to be placed in the escrow account, the amount shall be determined by the Court after notice and a hearing. Such a determination, either by agreement or by the Court, shall not be binding or used in any manner in determining any claim of HGC under the HGC Contracts. The agreed escrow amount shall be held in the escrow account to ensure that the Distribution Amount (as amended) will be available for distribution to creditors of AGC upon resolution of any claims made against AGC's estate and the remainder, if any, shall be returned to ANC; provided that, should the parties' estimate turn out to have been too low, ANC shall promptly pay into AGC's estate the amount of the shortfall. The escrow account shall be established at Wilmington Trust Co. (or a similar institution acceptable to the parties) and the funds shall be invested and the interest shall follow the proceeds on a pro rata basis.

(n) Section 2.07(e) shall be amended by adding the words "and Asia Global Crossing Ireland Limited" immediately following the words "excluding PCL" each time they appear therein.

(o) Exhibit 7.02(k) shall be amended and restated in its entirety in the form attached hereto (as amended, such Exhibit shall be referred to as "Amended
      Exhibit 7.02(k)").

(p) Section 7.02(k) be deleted in its entirety and replaced with the following:

      "The Seller shall have completed the following procedures and the Purchaser shall have received the following deliverables:

            (i) An audited combined Schedule of Cash Receipts and Cash Disbursements for the Seller and its Subsidiaries (excluding
                  PCL) substantially in the format of Amended Exhibit 7.02(k), together with the related notes thereto, for the nine month period ended September 30, 2002, prepared on the basis of actual cash received and disbursed rather than on the basis of the methodology used in the Restricted Group Cash Financials referred to in Section 3.07(a);

            (ii) An unaudited combined Schedule of Cash Receipts and Cash Disbursements for the Seller and its Subsidiaries (excluding
                  PCL) substantially in the format of Amended Exhibit 7.02(k), together with the related notes thereto, for the nine month period ended September 30, 2002, prepared using the methodology used in the Restricted Group Cash Financials referred to in Section 3.07(a);

            (iii) An unaudited reconciliation prepared by the Seller reconciling the audited combined Schedule of Cash Receipts and Cash Disbursements prepared in accordance with subparagraph (i) above and the unaudited combined Schedule of Cash Receipts and Cash Disbursements prepared in accordance with subparagraph
                  (ii) above;

            (iv) A report prepared by the Seller's Accountants on their findings, using procedures defined in Schedule A hereto (the "Defined Procedures"). The

                  Seller shall deliver the information required in connection with the Defined Procedures by February 10, 2003 to the Purchaser. Purchaser shall make the selections required by each procedure included in the Defined Procedures within three days of Purchaser's receipt from Seller of the information required from Seller in connection with such procedure. The Seller's Accountants shall use all reasonably commercial efforts to deliver their report by February 28, 2003. To the extent that compliance with this subparagraph (iv) would otherwise require the Seller to obtain or gain access to information in the possession of Global Crossing and that is not currently in the possession of the Seller, the Seller's use of commercially reasonable efforts in order to obtain or gain access to such information shall be deemed to be compliance herewith. The "Defined Procedures" will not include a requirement that the Seller's Accountants perform a valuation or appraisal of the fixed assets of the Seller or any of its Subsidiaries, or that amounts owed to or receivable from Global Crossing will be agreed by Global Crossing;

            (v) An unaudited Combined Statement of Net Assets of the Seller and its Subsidiaries (excluding PCL) as of September 30, 2002, together with related notes thereto;

            (vi) Unaudited combining schedules of the Combined Statement of Net Assets for the nine month period ended September 30, 2002 for each of the Seller and its Subsidiaries (excluding PCL);

            (vii) An unqualified audit opinion of the Seller's Accountants on the Schedule of Cash Receipts and Cash Disbursements referred to in subparagraph (i) above; and

            (viii) Seller shall use reasonable commercial efforts to (i) assist the Seller's Accountants to perform any additional procedures reasonably requested to be performed by the Purchaser prior to the Closing, provided that, such performance does not adversely affect the Seller's ability to fulfill its obligations pursuant to Section 7.02 Conditions to Obligation of the Purchaser, and (ii) cause the Seller's Accountants to agree to additional procedures (to be performed after the Closing Date at Purchaser's expense) that are requested by the Purchaser."

2. Confirmation. Consistent with the SAPA, ANC hereby confirms that it has no interest in, and acknowledges and agrees that it will not receive any benefit from and that the Distribution Amount (as amended) is in addition to, all or any part of the interest payment in the amount of $27,699,012 paid by Asia Global Crossing Ltd. to The Bank of New York, as trustee, for the benefit of the holders of Asia Global Crossing Ltd.'s 13 3/8% senior notes due 2010, or any other property that may be recovered by Asia Global Crossing Ltd. pursuant to chapter 5 of title 11 of the United States Code.

3. Right to Cancel Parts of the Amendment. Prior to February 7, 2003, ANC shall have the absolute right in its sole discretion to cancel by written notice to AGC all, and only all, of the proposed amendments referred to in paragraphs, 1(a), 1(b), 1(f)(y), and 1(j) above. Should ANC exercise such cancellation right hereunder, the Incremental Amount shall equal $0. If the cancellation is not exercised prior to February 7, 2003, or such later date as agreed to by the Seller, Purchaser and HGC, and subject to the consent of the Committee, which consent shall not be unreasonably withheld, immediately thereafter the parties shall commence the estimation process described in new Section 2.08 of the SAPA. Prior to March 10, 2003, AGC shall have the right to assume and assign to ANC the Capacity Contract referred to (prior to the effectiveness of this Amendment) in number 32(g) of Schedule 1.01(a) Assigned AGC Contracts.

                                   SCHEDULE A

                               DEFINED PROCEDURES

The following is a list of the agreed-upon procedures to be performed by PricewaterhouseCoopers related to the unaudited combined balance sheet of Asia Global Crossing Ltd. ("AGC") as of September 30, 2002, in connection the Share and Asset Purchase Agreement between AGC and Asia Netcom Corporation Limited (the "Investors"), dated November 17, 2002, as amended (the "SAPA").

A.    General

      1. Obtain the Reconciliation as prepared by AGC management between the Reference Balance Sheet in the SAPA and the final combined balance sheet. Trace and agree to supporting documentation to determine whether five items to be selected by Purchaser from the individual line item reconciliations provided by AGC management should be included or excluded from the final combined balance sheet based upon the entities included under the SAPA definition.

B.    Accounts receivable, net

      1. Obtain the aged accounts receivable trial balance at September 30, 2002 by significant aging category. Provide a comparison of the individual aging balances at September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002 as provided by AGC. Calculate the individual percentages per aging bucket of the total balance for each of the aging buckets in the periods noted above.

      2. Select the 30 largest customer receivable balances from the Accounts Receivable detailed aging at September 30, 2002, as provided by Asia Global Crossing.

            a. Trace and agree all amounts making up the individual customer balances to the customer invoice. For credit amounts included within an individual customer balances trace and agree to the Cash Receipts journal as provided by AGC or to journal entries as prepared by AGC for any partial credits included in the overall customer balance.

            b. Trace and agree individual customer receivable balances as selected above to the Cash Receipts journal as provided by AGC subsequent to September 30, 2002 through January 31, 2003. (if applicable)

            c. Trace 25 additional customer invoices selected by Purchaser from the Accounts Receivable detailed aging as provided by AGC and agree to the invoice date, noting that the customer invoice is included in the correct aging bucket based upon invoice date.

C.    Other assets and prepaids

      1. Obtain a schedule of other assets and prepaids as of September 30, 2002 by significant component. Perform the following tests noted in C2 below to determine that amounts are in accordance with GAAP and are properly recorded at September 30, 2002.

      2. With respect to 5 individual balances to be selected by Purchaser from each of the prepaid asset classifications (11) as provided by
            AGC:

            a. Trace and agree the individual balances selected above to a third party contract or invoice noting that the amount is properly recorded as a prepaid.

            b. Trace and agree the balance to payment support such as a check, wire transfer or directly to the bank statement for the respective payment.

            c. Trace and agree the balance to a schedule of amortization as provided by the client to ensure the amount recorded on the balance sheet at September 30, 2002 is correct in relation to the remaining period of the initial prepaid balance.


D.    Accounts payable and accrued liabilities (and related accounts)

      1. Obtain a summary schedule of all accounts payable and accrued liabilities, including related accounts, and test the reconciling items as compared to the Reference Balance Sheet (see Procedure A1 above)

      2. With respect to 50 individual vendor payables to be selected by Purchaser from the Accounts Payable detail as provided by AGC:

            a. Trace and agree the vendor payables in the selection listed above to the vendor invoice for the individual items noting that the amounts are properly included in the Accounts Payable detail at September 30, 2002.

            b. For the individual payments in the selection noted above trace and agree to the Cash Disbursement ledger provided by AGC noting payment of the amounts included in the September 30, 2002 Accounts Payable detail. (if applicable)

      3. Obtain all disbursement lists (e.g., check runs, manual disbursements, electronic disbursements, etc.) from AGC subsequent to September 30, 2002 through January 31,

            2003. Prepare a summary total of the number and dollar amount of all disbursements greater than $1 million and those less than $1 million.

            a. Select all payments greater than $1 million. Obtain appropriate documentation and determine whether the payment was properly included or excluded from the liabilities at September 30, 2002. Summarize results of testing. If this test results in less than 100 payments, lower the threshold such to include at least 100 payments.

            b. Test 25 payments less than the threshold stratification in 3.a. above, as selected by Purchaser. Obtain appropriate documentation and determine whether the payment was properly included or excluded from the liabilities at September 30, 2002. Summarize results of testing.

      4. For each individual accrued expense classification as provided by AGC, make a selection of amounts comprising the overall balance for testing.

            a. Trace and agree the individual amounts selected to a vendor invoice to ensure that the amount represents a valid liability at September 30, 2002.

            b. Trace and agree the individual amounts selected to the Cash Disbursements ledger subsequent to September 30, 2002 through February 21, 2003 to note that a valid payment was made in the proper amounts as represented by the selection.

E.    Commitments and contingencies

      1. From 20 items (other than litigation-related claims) selected by Purchaser from Schedule 3.08 of the SAPA (which shall be updated for any material commitments or contingencies arising between September 30, 2002 and the date of this Amendment), trace and agree to supporting documentation for such amounts which demonstrate that amounts are properly stated on the management prepared summary as commitments.

                             AMENDED EXHIBIT 7.02(K)
                          FORM OF COMBINED SCHEDULE OF
                      CASH RECEIPTS AND CASH DISBURSEMENTS

AGC RESTRICTED GROUP CASH FINANCIALS
--------------------------------------------------------------------------------
(Amounts in US$ millions)
                                                For the nine months
                                                  ending 9/30/02

Cash Revenue
   Restricted Cash IRU
   OA&M Revenue
   Services
                                                -----------------
Total Cash Revenue

Expenses
   Cash Operating Expenses
   OA&M Expenses
   Services Cost of Access
                                                -----------------
Total Expenses

ADJUSTED EBITDA

Capex/Overhang
   Backhaul/Offnet Overhang
   New IRU Backhaul
   PCL Overhang
   NEC/KDD Contracts
   Other Capex
                                                -----------------
Total Capex/Overhang

Other Outflows/(Inflows)
   Other Outflows/(Inflows)
   Net Interest
                                                -----------------
Total Other Outflows/(Inflows)


Beginning Cash Balance
Net Cash Flow
ENDING CASH BALANCE


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